EXHIBIT 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

SMX (Security Matters) Public Limited Company

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

Security Type		Security Class Title	Fee Calculation Rule		Amount Registered (1)	Proposed Maximum Offering Price Per Unit			Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	(2)	Ordinary Shares, par value $0.000000000000287 per share	457(c) and 457	(h)	10,280,000		$ 1.5375	(3)	$15,805,500	$0.00015310	$2,419.82
Equity	(4)	Ordinary Shares, par value $0.000000000000287 per share	457	(h)	2,500,000		$3.00		$7,500,000	$0.00015310	$1,148.25
Equity	(4)	Ordinary Shares, par value $0.000000000000287 per share	457(c) and 457	(h)	2,750,000		$1.5375	(3)	$4,228,125	$0.00015310	$647.32
Total Offering Amounts						$			$27,533,625		$4,215.39
Total Fees Previously Paid						$					$-
Total Fee Offsets											$-
Net Fees Due											$4,215.39

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any shares of SMX (Security Matters) PLC (the “Registrant”) ordinary shares that become issuable under the SMX (Security Matters) PLC 2022 Equity Incentive Plan (“Plan”) by reason of any stock split, recapitalization, stock dividend or other similar transaction or capital adjustment.

(2)	Represents the registration of 10,280,000 Ordinary Shares available to be issued under the Plan.

(3)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h)(l) under the Securities Act, on the basis of the average of the high ($1.615) and low ($1.46) reported prices of the Ordinary Shares of the Registrant as reported by the Nasdaq Capital Market on September 19, 2025, a date within five business days prior to the filing of this Registration Statement.

(4)	Represents the resale of up to 5,250,000 Ordinary Shares by certain officers and directors of the Registrant that consist of options and restricted stock units that were previously issued and that have vested or will vest pursuant to the Plan.